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                                                                    Exhibit 16.1



December 5, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Dynavax Technologies Corporation, included within this Amendment No. 2 dated December 5, 2003 to the Registration Statement on Form S-1 pursuant to Item 11 (i) of Form S-1. We agree with the statements concerning our Firm in such Amendment No. 2 to Form S-1.


Very truly yours,



/s/ PricewaterhouseCoopers LLP